EXHIBIT 13.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Evogene Ltd. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ofer Haviv, do certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ofer Haviv
Ofer Haviv
President and Chief Executive Officer
(principal executive officer)

Date: April 27, 2020